Sub-Item 77Q1(a): Copies of Material Amendments to the Trust s Declaration of
 Trust or By-laws

Amendment No. 71 dated April 18, 2013 to the Agreement and Declaration of
Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(72) to Post-Effective Amendment No. 355 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
 April 30, 2013 (Accession No. 0001193125-13-186992).
Amendment No. 72 dated June 13, 2013 to the Agreement and Declaration of Trust
 dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(73) to Post-Effective Amendment No. 363 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 29,
2013
 (Accession No. 0001193125-13-307507).
The Amended and Restated By-Laws of Goldman Sachs Trust, dated through August
 15, 2013, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 364 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 16, 2013 (Accession No. 0001193125-13-338246).
Amendment No. 73 dated August 15, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(74) to Post-Effective Amendment No. 366 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 12, 2013 (Accession No. 0001193125-13-365427).
Amendment No. 74 dated September 19, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(75) to Post-Effective Amendment No. 368 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
September 26, 2013 (Accession No. 0001193125-13-379631).